Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Senior Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2009 Second Quarter Results

•	Revenue of $514 million, up 11% over second quarter 2008 (8% organic revenue growth)

•	Operating income of $44.9 million, up 21% over second quarter 2008

•	Net income of $28.5 million, up 30% over second quarter 2008

•	Diluted earnings per share of $0.80, up 29% over second quarter 2008

•	Contract awards of $422 million in the second quarter (80% new or add-on business)

•	Net debt reduction of approximately $100 million during the second quarter to positive net cash position

•	DSO of 66 days as of June 30, 2009 down from 89 days as of March 31, 2009

•	Increases 2009 full year earnings per share guidance from $2.91 – $3.01 to $3.03 – $3.10

FAIRFAX, Virginia, July 29, 2009 – ManTech International Corporation (NASDAQ: MANT) today announced results for the second quarter of 2009. ManTech reported revenue of $514.1 million for the second quarter of 2009, up $49.1 million, or 11%, compared to $465.0 million for the same period in 2008. This represents 8% organic revenue growth for the second quarter calculated using pro forma revenue for the second quarter 2008. 2008 pro forma revenue includes revenue generated by Emerging Technologies Group, EWA Services and DDK Technology Group as if they were purchased at the beginning of the reporting period. The organic growth was primarily a result of solid execution of the business strategy to focus on the high-end defense and intelligence markets that support our national security.

Operating income in the second quarter was $44.9 million (8.7% of revenue) up 21% compared to $37.1 million (8.0% of revenue) for the same period in 2008. Net Income in the second quarter was $28.5 million up 30% compared to $21.9 million for the same period in 2008. Diluted earnings per share were $0.80 for the second quarter, up 29% compared to $0.62 for the same period in 2008.

“Our results in the second quarter demonstrate ManTech’s strategic positioning at the heart of the national security mission,” said George J. Pedersen, Chairman of the Board and CEO, ManTech International Corporation. “We delivered solid results across all operating metrics and dramatically improved cash flow. In fact, we now have a net cash position of over $13 million at the end of the second quarter down from $86 million of net debt at the end of the first quarter. Our clean balance sheet allows us flexibility to fund organic growth and execute on strategic acquisitions to enhance shareholder value.”

Contract Awards and Backlog

ManTech had contract awards of $422 million in the second quarter with 80% coming from new business or add-ons to existing contracts. Classified and cyber related contracts represented over $250 million of the awards during the quarter.

“Our second quarter bookings were driven by large expansions on cyber contracts and other new business awards. With the supplemental spending bill passed in late June, we believe the third and fourth quarters will see expanded award activity and will provide momentum for 2010 organic growth,” said Lawrence B. Prior, President and Chief Operating Officer, ManTech International Corporation.

ManTech’s reported backlog, as of June 30, 2009, was $3.89 billion and funded backlog was $971 million.

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 66 days as of June 30, 2009 down from 89 days as of March 31, 2009. For the quarter, cash flow from operations was over $98 million. Total debt at the end of June was $20 million, with cash of over $33 million. This resulted in net cash of over $13 million down from approximately $86 million of net debt at the end of March.

Company Guidance

The Company’s initial third quarter and updated full year 2009 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	3[r]d Quarter 2009	Full Year 2009

Revenue	$525 – $555	$2,025 – $2,100

Net Income	$27.8 – $28.8	$109.2 – $111.7

Diluted Earnings Per Share	$0.77 – $0.80	$3.03 – $3.10

Weighted Average Shares Outstanding	36.0 million	36.0 million

Key Guidance Assumptions

•	TACOM (Countermine/JERRV) revenues of $120 million in the third quarter and at least $465 million for full year 2009

•	Net interest expense of $100,000 in the third quarter and $700,000 for the full year

•	Tax rate of 38.8% for the third quarter and 38.2% for full year 2009

•	Increasing requirements and funding on existing cyber security contracts and programs as well as growth in the cyber security business development pipeline

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. ET, to discuss second quarter 2009 results and answer questions. Interested parties may access the call by dialing (888) 797-2996 (domestic) or (913) 312-1488 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, August 12, 2009. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 8146922. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with over 8,000 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development services, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and approximately 40 countries. In 2008, BusinessWeek magazine chose ManTech for its ‘InfoTech 100’ listing representing the best performing tech companies in the world; Forbes.com named ManTech as one of the 400 Best Big Companies in the nation; and A-Space, a Web 2.0 enhanced collaboration tool that ManTech developed for the Intelligence Community was named one of the Top 50 Inventions of the Year by Time magazine. Also in 2008, GI Jobs magazine named ManTech a Top Ten Military Friendly Employer for the third year in a row. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidations; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks of financing, such as increases in interest rates and restrictions imposed by our credit agreement; risks related to an inability to obtain new or additional financing; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)
	June 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,441	$4,375
Receivables—net	378,677	407,248
Prepaid expenses and other	12,180	14,200

Total Current Assets	424,298	425,823

Property and equipment—net	14,513	16,563
Goodwill	488,087	479,516
Other intangibles—net	79,164	78,710
Employee supplemental savings plan assets	16,635	14,771
Other assets	5,891	6,329

TOTAL ASSETS	$1,028,588	$1,021,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$20,000	$44,100
Accounts payable and accrued expenses	129,926	157,407
Accrued salaries and related expenses	70,059	75,121
Billings in excess of revenue earned	8,470	8,451

Total Current Liabilities	228,455	285,079

Accrued retirement	17,621	15,930
Other long-term liabilities	7,881	7,769
Deferred income taxes—non-current	34,478	32,398

TOTAL LIABILITIES	288,435	341,176

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 22,173,268 and 21,765,004 shares issued at June 30, 2009 and December 31, 2008; 21,930,228 and 21,521,964 shares outstanding at June 30, 2009 and December 31, 2008	222	218
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,678,345 and 13,958,345 shares issued and outstanding at June 30, 2009 and December 31, 2008	137	140
Additional paid-in capital	344,527	336,454
Treasury stock, 243,040 shares at cost at June 30, 2009 and December 31, 2008	(9,114)	(9,114)
Retained earnings	405,988	352,978
Accumulated other comprehensive loss	(141)	(140)
Unearned Employee Stock Ownership Plan shares	(1,466)	—

TOTAL STOCKHOLDERS’ EQUITY	740,153	680,536

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,028,588	$1,021,712

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
REVENUES	$514,068	$464,970	$963,638	$890,042
Cost of services	422,242	391,364	792,546	747,082
General and administrative expenses	46,953	36,496	85,861	71,296

OPERATING INCOME	44,873	37,110	85,231	71,664
Interest expense	(404)	(969)	(707)	(2,611)
Interest income	47	131	116	341
Other income (expense), net	111	(12)	108	(132)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	44,627	36,260	84,748	69,262
Provision for income taxes	(16,095)	(14,364)	(31,738)	(27,433)

NET INCOME	$28,532	$21,896	$53,010	$41,829

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.80	$0.63	$1.49	$1.21

Weighted average common shares outstanding	21,909	20,835	21,752	20,577

Class B basic earnings per share	$0.80	$0.63	$1.49	$1.21

Weighted average common shares outstanding	13,678	14,033	13,795	14,135

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.80	$0.62	$1.48	$1.19

Weighted average common shares outstanding	22,146	21,298	22,055	21,040

Class B diluted earnings per share	$0.80	$0.62	$1.48	$1.19

Weighted average common shares outstanding	13,678	14,033	13,795	14,135

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Six months ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,010	$41,829
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,572	3,363
Excess tax benefits from exercise of stock options	(243)	(3,301)
Deferred income taxes	1,224	3,121
Depreciation and amortization	8,839	8,311
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	29,858	(16,635)
Prepaid expenses and other	2,871	(3,192)
Accounts payable and accrued expenses	(27,311)	13,897
Accrued salaries and related expenses	(5,420)	4,707
Billings in excess of revenue earned	19	(2,390)
Accrued retirement	(173)	(615)
Other	639	1,252

Net cash flow from operating activities	66,885	50,347

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,553)	(3,076)
Investment in capitalized software for internal use	(1,353)	(1,001)
Proceeds from note receivable	—	5,126
Acquisition of businesses - net of cash acquired	(13,645)	(381)

Net cash flow from investing activities	(16,551)	668

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,589	14,650
Excess tax benefits from the exercise of stock options	243	3,301
Net borrowings (repayment) under the line of credit	(24,100)	(67,000)

Net cash flow from financing activities	(21,268)	(49,049)

NET INCREASE IN CASH AND CASH EQUIVALENTS	29,066	1,966
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,375	8,048

CASH AND CASH EQUIVALENTS, END OF PERIOD	$33,441	$10,014

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